                                                                    EXHIBIT 11.1



                DIAGNOSTIC HEALTH SERVICES, INC. & SUBSIDIARIES
                              Earnings Per Share
                   For the Three Months Ended March 31, 1999

                                                                                      Total Issued        Basic            Diluted
                                                                            Date         # Shares        Wtd. Avg.         Wtd. Avg
                                                                       -------------------------------------------------------------
           Shares issued January 1, 1999                                     1/1/99       11,713,895       11,713,895
           Treasury Shares                                                   1/1/99        (233,259)        (233,259)
           Shares issued 1/1/99 - 3/31/99                                   Various            1,000              622
           -------------------------------------------------------------------------------------------------------------------------
           Basic weighted average shares                                    3/31/99       11,481,636       11,481,258    11,481,258
                                                                                         ============================

           Diluted:
           -------
           Common stock equivalents (scheduled below)                                                                        96,376
           Convertible Preferred - original issuance                                                                        642,857
           Convertible Preferred - 12/31/96 dividend                                                                          6,129
           Convertible Preferred - 12/31/97 dividend                                                                         47,052
           Convertible Preferred - 12/31/98 dividend                                                                         50,462
                                                                                                                       -------------

                                                                                                                            842,876
                                                                                                                       -------------

           Diluted weighted average shares                                                                                   12,324
                                                                                                                       =============

           Net Income (Loss) for the Three Months Ended March 31, 1999                                     ($422,378)     ($422,378)
                                                                                                         ===========================
           Earnings Per Share                                                                             $    (0.04)  $      (0.03)
                                                                                                         ===========================


                                               Schedule of Common Stock Equivalents
                                               ------------------------------------
                                                                                                                           Diluted
              Average share price during period            $2.1924                                       Diluted             Net
                                                                          Exercise        Assumed       Treas. Shs.         Add'l
                  Stock options & warrants:                Number          Price         Proceeds        Acquired          Shares
           -------------------------------------------------------------------------------------------------------------------------
           Bridge Warrants                                  10,000         6.2500              0               0                0
           Prudential Warrants                              60,000        12.2500              0               0                0
           Stock options  - Plan Year
                      1992                                 290,001         2.2100              0               0                0
                      1992                                       0         2.6250              0               0                0
                      1992                                  78,500         0.9375         73,594          33,568           44,932
                      1992                                 176,800         1.6875        298,350         136,086           40,714
                      1992                                   7,300         1.9375         14,144           6,451              849
                      1992                                   2,500         7.5000              0               0                0
                      1992                                   1,500         8.6250              0               0                0
                      1992                                   9,000         8.1250              0               0                0
                      1995                                  19,750         6.2500              0               0                0
                      1995                                  48,700         8.0000              0               0                0
                      1995                                  59,939        10.6875              0               0                0
                      1995                                 109,200         8.6250              0               0                0
                      1995                                  85,000         1.9375        164,688          75,119            9,881
                      1995                                 115,000         4.2500              0               0                0
                      1995                                   6,000         5.3750              0               0                0
                      1995                                  30,500         6.2500              0               0                0
                      1995                                  14,000         8.0000              0               0                0
                      1995                                   2,500        10.2500              0               0                0
                      1997                                 253,600         7.4375              0               0                0
                      1997                                 150,000         8.1875              0               0                0
                      1997                                 220,061        10.6875              0               0                0
                      1997                                 140,200         8.6250              0               0                0
           -------------------------------------------------------------------------------------------------------------------------

           Total Common Stock Equivalents                1,890,051                                                         96,376
           =========================================================================================================================



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